Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Danaher Corporation Omnibus Incentive Plan, of our reports dated February 24, 2026, with respect to the consolidated financial statements of Danaher Corporation and the effectiveness of internal control over financial reporting of Danaher Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia
June 8, 2026